UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2023

Williams Industrial Services Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Ashford Center North, Suite 425

Atlanta, Georgia 30338

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 770-879-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	WLMS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2023, Williams Industrial Services Group Inc. (the “Company”) entered into the following agreements, each of which is described further below:

•	a third amendment (the “RC Amendment”) to its Revolving Credit and Security Agreement, dated December 16, 2020, by and among the Company and certain of its subsidiaries as borrowers or guarantors, PNC Bank, National Association, as agent for the lenders, and the lenders party thereto (as amended, the “Revolving Credit Agreement”);

•	a third amendment (the “Term Loan Amendment”) to its Term Loan, Guarantee and Security Agreement, dated December 16, 2020, by and among the Company and certain of its subsidiaries as borrowers or guarantors, EICF Agent LLC, as agent for the lenders, and the lenders party thereto (as amended, the “Term Loan Agreement”); and

•	two unsecured promissory notes in favor of the Wynnefield Lenders (as defined below) (together, the “Wynnefield Loans”).

RC Amendment and Term Loan Amendment

The RC Amendment, among other things, (i) modifies the financial covenants to require that the Company achieve certain designated minimum levels of trailing twelve-month EBITDA (as defined in the Revolving Credit Agreement) as of the end of each fiscal month beginning on February 5, 2023, and ending December 31, 2023; (ii) amends the calculation of EBITDA to include (or “add back”) certain non-recurring losses and expenses incurred in connection with projects executed by the Company’s Jacksonville, Florida office, one-time costs and expenses incurred in connection with the Company’s transmission and distribution business segment start-up, non-recurring costs and expenses arising out of the implementation by the Company of a new enterprise resource planning (“ERP”) system, and non-recurring costs and expenses arising out of pro forma headcount reductions implemented by the Company and certain litigation with a former executive and a competitor of the Company that was settled in the fourth quarter of 2022 (in each case, subject to certain specific dollar limits for certain fiscal quarters commencing in the second fiscal quarter of 2021 and ending December 31, 2022); (iii) provides temporary reserve relief of up to $1,000,000 from the date of the RC Amendment until June 30, 2023; (iv) reduces the Eligible Unbilled Receivables (as defined in the Revolving Credit Agreement) sublimit from $7,500,000 to $5,500,000; (v) increases the Applicable Margin (as defined in the Revolving Credit Agreement) by 2%; and (vi) provides for an amendment fee of $300,000 payable when the loan obligations under the Revolving Credit Agreement are repaid or, if earlier, June 30, 2023, and an exit fee of $300,000 to be paid upon the occurrence of certain stated events, including a prepayment or maturity of the loan obligations under the Revolving Credit Agreement.

The Term Loan Amendment, among other things, (i) modifies the financial covenants to require that the Company achieve certain designated minimum levels of trailing twelve-month EBITDA (as defined in the Term Loan Agreement) as of the end of each fiscal month beginning on February 5, 2023, and ending December 31, 2023; (ii) amends the calculation of EBITDA to include (or “add back”) certain non-recurring losses and expenses incurred in connection with certain projects executed by the Company’s Jacksonville, Florida office, one-time costs and expenses incurred in connection with the Company’s transmission and distribution business segment start-up, non-recurring costs and expenses arising out of the implementation by the Company of a new ERP system, and non-recurring costs and expenses arising out of pro forma headcount reductions implemented by the Company and certain litigation with a former executive and a competitor of the Company that was settled in the fourth quarter of 2022 (in each case, subject to certain specific dollar limits for certain fiscal quarters commencing in the second fiscal quarter of 2021 and ending December 31, 2022); (iii) adjusts the applicable interest rate to SOFR (as defined in the Term Loan Agreement) plus 11%; (iv) for each quarterly interest payment commencing January 1, 2023 through and including January 1, 2024, caps the amount of quarterly interest payable in cash at 10% per annum, with the remainder being payable in kind; (v) defers amortization payments from the January 1, 2023 quarterly payment date until and including the January 1, 2024 quarterly payment date; (vi) increases the excess cash flow sweep from 50% to 75% for the fiscal year ending December 31, 2023 and each fiscal year thereafter; (vii) requires certain additional reporting obligations, including the delivery of weekly updates of a 13-week cash flow forecast and hosting additional periodic conference calls with management and named advisors; (viii) increases, from the pre-existing levels, the permitted total leverage of the Company for the four quarter periods ended December 31, 2022 through March 31, 2024; and (ix) provides for an amendment fee equal to 1% of the principal loan balance under the Term Loan Agreement, payable in kind.

The Company previously entered into a second amendment to its Term Loan Agreement on December 30, 2022 (together with the Term Loan Amendment, the “Term Loan Amendments”), pursuant to which, among other things, the lenders agreed to defer payment of the principal, and part of the interest, due on January 1, 2023 to January 9, 2023.

The Company expects to include each of the RC Amendment and the Term Loan Amendments as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing descriptions do not constitute a complete summary of the terms of the RC Amendment or the Term Loan Amendments and are qualified in their entirety by reference to the full text of the respective amendment.

Wynnefield Loans

The Wynnefield Loans consist of (i) an Unsecured Promissory Note by and among the Company, as borrower, certain of its subsidiaries, as guarantors under a separate Guaranty Agreement, and Wynnefield Partners Small Cap Value, LP I in the aggregate principal amount of $400,000 and (ii) an Unsecured Promissory Note by and among the Company, as borrower, certain of its subsidiaries, as guarantors under a separate Guaranty Agreement, and Wynnefield Partners Small Cap Value, LP (together with Wynnefield Partners Small Cap Value, LP I, the “Wynnefield Lenders”) in the aggregate principal amount of $350,000. All principal and interest will be due on the maturity date of the Wynnefield Loans, which will be the earliest of (i) December 23, 2025; (ii) a change in control of the Company; (iii) a refinancing or maturity extension of either of the Term Loan Agreement or the Revolving Credit Agreement; or (iv) an acceleration following the occurrence of an event of default (as defined in the Wynnefield Loans, and which includes any default under the Term Loan Agreement or the Revolving Credit Agreement). The Wynnefield Loans bear interest at the fixed rate of (i) 8.0% per annum from the closing date; (ii) 13.0% per annum from and after the maturity date; and (iii) 13.0% per annum from and after an event of default (as defined in the Wynnefield Loans, and which includes any default under the Term Loan Agreement or the Revolving Credit Agreement). The Wynnefield Loans are subject to an aggregate exit fee of $100,000, payable upon the earlier of an event of default or payment in full of all obligations due under the Wynnefield Loans. In connection with the Wynnefield Loans, the Company, certain of its subsidiaries, the Wynnefield Lenders and the agents under each of the Revolving Credit Agreement and the Term Loan Agreement have entered into two Subordination and Intercreditor Agreements, pursuant to which the Wynnefield Lenders have agreed, on the terms and subject to the conditions set forth therein, to subordinate the Wynnefield Loans to the obligations of the Company under the Revolving Credit Agreement and the Term Loan Agreement.

The Wynnefield Lenders, together with their affiliates, are the Company’s largest equity investor. Nelson Obus, a member of the Company’s Board of Directors, is a managing member of Wynnefield Capital Management, LLC, the general partner of the Wynnefield Lenders.

The Company expects to include each of the Wynnefield Loans as an exhibit to a future periodic report, to be filed with the U.S. Securities and Exchange Commission. The foregoing description does not constitute a complete summary of the terms of the Wynnefield Loans and is qualified in its entirety by reference to the full text of the respective agreement.

Item 2.02	Results of Operations and Financial Condition.

On January 11, 2023, the Company issued a press release providing further revised guidance for the results of operations expected for the full fiscal year ended December 31, 2022 and announcing that it has initiated a review of strategic alternatives. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language contained in such filing. Without limiting the generality of the foregoing, the text of the press release set forth under the heading entitled “Forward-looking Statement Disclaimer” is incorporated by reference into this Item 2.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated January 11, 2023.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2023	Williams Industrial Services Group Inc.

	By:	/s/ Charles E. Wheelock
Charles E. Wheelock
Senior Vice President, Chief Administrative Officer, General Counsel & Secretary